UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 19, 2016

SCRIPSAMERICA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54550	26-2598594
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1094 Main Avenue, Suite A, Clifton, NJ	07011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 957-7622

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting of the Registrant’s Board of Directors held on July 19, 2016, the Board elected Mr. Pelligrino L. Certa as a director to fill the vacancy created by the recent resignation of Mr. Triggs. There is no arrangement between Mr. Certa and any other party pursuant to which he was selected as a director. No committee assignment(s) were made as of yet.

Mr. Certa (age 49) is an attorney licensed in Pennsylvania, New York and Washington State whose primary practice is personal injury law. In 2006, he founded the Certa Law Group, of which he is currently the President and Managing Attorney. The Certa Law Group has offices in Pittsburgh, Pennsylvania and Seattle, Washington. More recently he has established two (2) additional practices in Pittsburgh: Pittsburgh Bike Law (2015 - present) and Accident & Injury Law Group (2016 - present).

Item 8.01	Other Events.

At the meeting of the Registrant’s Board of Directors held on July 19, 2016, the Board considered the problem of the growing delinquencies in the Registrant’s required periodic filings under the Securities Exchange Act of 1934. Noting that the Registrant’s communication of financial information to its shareholders had been disrupted, the Board determined that it would be better to deregister under the 1934 Act and provide unaudited and unreviewed financial information on the Registrant’s website and OTC Markets. Accordingly, the Board voted to file Form 15 and deregister the common stock, the only class registered.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScripsAmerica, Inc

Date: July 20, 2016	By: /s/ Brian Ettinger
Brian Ettinger
Chief Executive Officer

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